LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned have constituted, made and appointed, and by these presents does make, constitute and appoint Albert F. Satterwhite and W. Bryan Hendrix, or either of them, his or her true and lawful Attorneys-in-Fact, who may do for the undersigned and on his or her behalf all of the following:

1.

To execute and deliver any filings made with respect to the undersigned under Section 16 of the Securities Exchange Act of 1934, as amended, as filed relating to the securities of NBOG Bancorporation, Inc., a Georgia corporation.

2.

To do, execute and perform any other act, matter or thing whatsoever that in the opinion of any of the Attorneys-in-Fact ought to be done, executed or performed or in the performance of the foregoing powers set forth in paragraph 1 hereof.

3.

All parties dealing with any of the undersigned’s Attorneys-in-Fact in connection with said powers under paragraph 1 may rely fully upon their power and authority herein, to act for the undersigned and on his or her behalf and in his or her name, and such parties shall be fully protected in so acting, prior to their receipt of notice of any termination hereof by operation of law or otherwise and to such effect the undersigned is hereby bound.

The undersigned have ratified and confirmed, and by these presents does hereby ratify and confirm all that the Attorneys-in-Fact appointed hereby may lawfully do by virtue hereof.

(Signature page follows)

IN WITNESS WHEREOF, each of the undersigned has granted this Limited Power of Attorney as of the 21st day of October 2004.

/s/ Ann M. Palmour	/s/ Lanny W. Dunagan

Ann M. Palmour	Lanny W. Dunagan

/s/ Paula Allen	/s/ Gilbert T. Jones, Sr.

Paula Allen	Gilbert T. Jones, Sr.

/s/ J. Darwin Allison, Jr.	/s/ Roger P. Martin, Sr.

J. Darwin Allison, Jr.	Dr. Roger P. Martin, Sr.

/s/ Shelley Palmour Anderson	/s/ John C. McHugh

Shelley Palmour Anderson	Dr. John C. McHugh

/s/ Kathy L. Cooper	/s/ Albert F. Satterwhite

Kathy L. Cooper	Albert F. Satterwhite

/s/ Anne L. Davenport	/s/ Wendell A. Turner

Anne L. Davenport	Dr. Wendell A. Turner

/s/ W. Bryan Hendrix

W. Bryan Hendrix